UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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VIEWRAY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VIEWRAY, INC.

2 Thermo Fisher Way

Oakwood Village, OH 44146

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 20, 2016

To the Stockholders of ViewRay, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (“Annual Meeting”) of ViewRay, Inc., a Delaware corporation (referred to herein as the “Company”, “we” or “our”), will be held on June 20, 2016, at 8:30 a.m. local time, at the Company’s offices located at 815 E. Middlefield Road, Mountain View CA 94043 for the following purposes:

1.	To elect three directors to hold office until the 2019 annual meeting of stockholders and until their successors are duly elected and qualified;

2.	To ratify the selection, by the audit committee of our board of directors, of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2016; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement. Only stockholders who owned our common stock at the close of business on April 27, 2016 (the “Record Date”) can vote at this meeting or any adjournments that take place.

We have elected to use the Internet as our primary means of providing our proxy materials to stockholders. Consequently, stockholders will not receive paper copies of our proxy materials, unless they specifically request them. We will send a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about May 2, 2016 to our stockholders of record as of the close of business on the Record Date. We are also providing access to our proxy materials over the Internet beginning on or about May 2, 2016. Electronic delivery of our proxy materials will significantly reduce our printing and mailing costs, and the environmental impact of the proxy materials.

The Notice contains instructions for accessing the proxy materials, including the Proxy Statement and our annual report, and provides information on how stockholders may obtain paper copies free of charge. The Notice also provides the date, time and location of the Annual Meeting; the matters to be acted upon at the meeting and the recommendation from our board of directors with regard to each matter; and information on how to attend the meeting and vote online.

It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting in person. You may vote on the Internet, by telephone or by completing and mailing a proxy card or the form forwarded by your bank, broker or other holder of record. Voting over the Internet, by telephone or by written proxy will ensure your shares are represented at the Annual Meeting. Please review the instructions on the proxy card or the information forwarded by your bank, broker or other holder of record regarding each of these voting options.

Our board of directors recommends that you vote FOR the election of the director nominees named in Proposal No. 1 of the Proxy Statement and FOR the ratification of the selection, by the audit committee of our board of directors, of Deloitte & Touche LLP as our independent registered public accounting firm as described in Proposal No. 2 of the Proxy Statement.

By Order of the Board of Directors

/s/ Chris A. Raanes
Chris A. Raanes President and Chief Executive Officer

Oakwood Village, Ohio

April 29, 2016

YOUR VOTE IS IMPORTANT.

PLEASE PROMPTLY AUTHORIZE A PROXY TO CAST YOUR VOTES THROUGH THE INTERNET FOLLOWING THE VOTING PROCEDURES DESCRIBED IN THE NOTICE OR, IF YOU HAVE REQUESTED AND RECEIVED PAPER COPIES OF THE PROXY MATERIALS, BY TELEPHONE OR BY SIGNING, DATING AND RETURNING THE PROXY CARD SENT TO YOU.

VIEWRAY, INC.

2 Thermo Fisher Way

Oakwood Village, OH 44146

PROXY STATEMENT

FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON JUNE 20, 2016

The board of directors of ViewRay, Inc. is soliciting your proxy to vote at our 2016 Annual Meeting of Stockholders to be held on June 20, 2016, at 8:30 a.m. local time, at the Company’s offices located at 815 E. Middlefield Road, Mountain View CA 94043, and any adjournment or postponement of that meeting (the “Annual Meeting”). This Proxy Statement is dated as of April 29, 2016. As used in this Proxy Statement henceforward, unless otherwise stated or the context clearly indicates otherwise, the terms the “Company,” the “Registrant,” “ViewRay,” “we,” “us” and “our” refer to (i) ViewRay, Inc., incorporated in Delaware, after giving effect to the Merger and the Split-Off (each as defined below in the section entitled “Certain Relationships and Related Party Transactions”) and (ii) prior to July 23, 2015, ViewRay Technologies, Inc. (f/k/a ViewRay Incorporated), a Delaware corporation.

In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. All costs of solicitation of proxies will be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

We have elected to provide access to our proxy materials on the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders of record as of April 27, 2016 (the “Record Date”), while brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar notice. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Materials, or to request a printed set of the proxy materials. Instructions on how to request a printed copy by mail or e-mail may be found in the Notice of Internet Availability of Materials and on the website referred to in the Notice of Internet Availability of Materials, including an option to request paper copies on an ongoing basis. On or about May 2, 2016, we are making this Proxy Statement available on the Internet and are mailing the Notice of Internet Availability of Materials to all stockholders entitled to vote at the Annual Meeting. We intend to mail or e-mail this Proxy Statement, together with a proxy card, to those stockholders entitled to vote at the Annual Meeting who have properly requested copies of such materials by mail or e-mail, within three business days of request.

The only voting securities of ViewRay are shares of common stock, $0.01 par value per share (the “common stock”), of which there were 38,230,459 shares outstanding as of the Record Date. We need the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote, present in person or represented by proxy, to hold the Annual Meeting.

The Company’s Annual Report on Form 10-K, which contains financial statements for fiscal year 2015 (the “Annual Report”), accompanies this Proxy Statement if you have requested and received a copy of the proxy materials in the mail. Stockholders that receive the Notice of Internet Availability of Materials can access this Proxy Statement and the Annual Report at the website referred to in the Notice of Internet Availability of Materials. The Annual Report and this Proxy Statement are also available on the “SEC Filings” section of our investor relations website at http://investors.viewray.com and at the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov. Please note that the information on our website is not part of this Proxy Statement. You also may obtain a copy of ViewRay’s Annual Report, without charge, by writing to our Investor Relations department at the above address.

THE PROXY PROCESS AND STOCKHOLDER VOTING

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 38,230,459 shares of common stock issued and outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with the transfer agent for our common stock, Globex Transfer, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy on the Internet or by telephone or by returning a proxy card if you request and receive one. Whether or not you plan to attend the Annual Meeting, to ensure your vote is counted we urge you to vote by proxy on the Internet as instructed in the Notice of Internet Availability of Materials, by telephone as instructed on the website referred to on the Notice of Internet Availability of Materials, or (if you request and receive a proxy card by mail or e-mail) by signing, dating and returning the proxy card sent to you or by following the instructions on such proxy card to vote on the Internet or by telephone.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a legal proxy from your broker or other agent who is the record holder of the shares, authorizing you to vote at the Annual Meeting.

What am I being asked to vote on?

You are being asked to vote on two proposals:

•	Proposal No. 1: the election of three Class I directors to hold office until our 2019 Annual Meeting of Stockholders and until their successors are duly elected and qualified; and

•	Proposal No. 2: the ratification of the selection, by the audit committee of our board of directors, of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.

How does the board of directors recommend I vote on the Proposals?

The board of directors recommends that you vote:

•	FOR each of the Class I director nominees; and

•	FOR ratification of Deloitte & Touche LLP as our independent registered public accounting firm.

How do I vote?

•	For Proposal 1, you may either vote “For,” or “Withheld” your vote from, any of the nominees to the board of directors.

•	For Proposal 2, you may either vote “For” or “Against” the proposal, or “Abstain” from voting.

Please note that by casting your vote by proxy you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof.

The procedures for voting, depending on whether you are a stockholder of record or a beneficial owner, are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in any of the following manners:

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•	To vote over the Internet prior to the Annual Meeting, follow the instructions provided on the Notice of Internet Availability of Materials or on the proxy card that you request and receive by mail or e-mail. We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

•	To vote by telephone, call the toll free number found on the proxy card you request and receive by mail or e-mail or the toll free number that you can find on the website referred to on the Notice of Internet Availability of Materials.

•	To vote by mail, complete, sign and date the proxy card you request and receive by mail or e-mail, and return it promptly. As long as your signed proxy card is received before the Annual Meeting, we will vote your shares as you direct.

Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy by mail, Internet or telephone to ensure your vote is counted. The Internet and telephone voting facilities for eligible stockholders of record will close at 11:59 p.m. Eastern Time on June 19, 2016. Even if you have submitted your vote before the Annual Meeting, you may still attend the Annual Meeting and vote in person. In such case, your previously submitted proxy will be disregarded.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted, or follow such instructions to submit your vote by the Internet or telephone, if the instructions provide for Internet and telephone voting. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

Who counts the votes?

Broadridge Financial Solutions, Inc. (“Broadridge”) and American Stock Transfer & Trust Company, LLC (“AST”) have been engaged as our independent agents to tabulate stockholder votes and to serve as the Inspector of Election at the Annual Meeting, respectively. If you are a stockholder of record, and you choose to vote over the Internet prior to the Annual Meeting or by telephone, Broadridge will access and tabulate your vote electronically, and if you have requested and received proxy materials via mail or e-mail and choose to sign and mail your proxy card, your executed proxy card is returned directly to Broadridge for tabulation. As noted above, if you hold your shares through a broker, your broker (or its agent for tabulating votes of shares held in “street name”) returns one proxy card to Broadridge on behalf of all its clients.

How are votes counted?

Votes will be counted by Broadridge. For Proposal 1, Broadridge will separately count “For” and “Withheld” votes and broker non-votes for each nominee. For Proposal 2, Broadridge will separately count “For” and “Against” votes, abstentions and broker non-votes. If your shares are held by your broker as your nominee (that is, in “street name”), you will need to follow the instructions provided by your broker to instruct your broker how to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. See below for more information regarding: “What are “broker non-votes”?” and “Which ballot measures are considered “routine” and “non-routine”?”

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, custodian, nominee or other record holder of common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

Which ballot measures are considered “routine” or “non-routine”?

The ratification of the selection, by the audit committee of our board of directors, of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2016 (Proposal 2) is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 2. The election of directors (Proposal 1) is considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal 1.

How many votes are needed to approve the proposal?

With respect to Proposal 1, the election of directors, the three nominees receiving the highest number of “For” votes will be elected. Only votes “For” or “Withheld” will affect the outcome of this proposal. Broker non-votes will have no effect on the outcome of this proposal.

With respect to Proposal 2, the affirmative vote of the majority of votes cast (excluding abstentions and broker non-votes) is required for approval.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

What if I return a Proxy Card but do not make specific choices?

If we receive a signed and dated Proxy Card and the Proxy Card does not specify how your shares are to be voted, your shares will be voted “For” the election of each of the three nominees for director, and “For” the ratification of the selection, by the audit committee of our board of directors, of Deloitte & Touche LLP as our independent registered public accounting firm. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your Proxy Card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to those proxy materials received by mail or on the Internet, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice of Internet Availability of Materials or more than one set of printed materials?

If you receive more than one Notice of Internet Availability of Materials or more than one set of printed materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must follow the instructions for voting on each Notice of Internet Availability of Materials or proxy card you receive via mail or e-mail upon your request, which include voting over the Internet, telephone or by signing and returning any of the proxy cards you request and receive.

Can I change my vote after submitting my proxy vote?

Yes. You can revoke your proxy vote at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy vote in any one of three ways:

•	You may submit a new vote on the Internet or by telephone or submit a properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to ViewRay’s Chief Financial Officer at 2 Thermo Fisher Way, Oakwood Village, Ohio 44146.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.

How will voting on any business not described in this Proxy Statement be conducted?

We are not aware of any business to be considered at the Annual Meeting other than the items described in this Proxy Statement. If any other matter is properly presented at the Annual Meeting, your proxy will vote your shares using his or her best judgment.

When are stockholder proposals due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 30, 2016, to ViewRay’s Secretary at 2 Thermo Fisher Way, Oakwood Village, Ohio 44146. If you wish to submit a proposal that is not to be included in our proxy materials for the next year’s annual meeting pursuant to the SEC’s shareholder proposal procedures or to nominate a director, you must do so between February 20, 2017 and March 22, 2017; provided that if the date of that annual meeting is more than 30 days before or more than 60 days after June 20, 2017, you must give notice not later than the 90th day prior to the annual meeting date or, if later, the 10th day following the day on which public disclosure of the annual meeting date is first made. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote are present in person or represented by proxy at the Annual Meeting. On the Record Date, there were 38,230,459 shares outstanding and entitled to vote. Accordingly, 19,115,230 shares must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum.

If you are a stockholder of record, your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the Annual Meeting. If you are a beneficial owner of shares held in “street name,” your shares will be counted towards the quorum if your broker or nominee submits a proxy for your shares at the Annual Meeting, even such proxy results in a broker non-vote due to the absence of voting instructions from you. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the Annual Meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, may adjourn the Annual Meeting to another time or place.

How can I find out the results of the voting at the Annual Meeting?

Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

Implications of being an “emerging growth company.”

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about the company’s executive compensation arrangements and no non-binding advisory votes on executive compensation. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering, (b) in which we have total annual gross revenue of at least $1.0 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Directions to Annual Meeting

To obtain directions to our Annual Meeting, which is to be held at our office located at 815 E. Middlefield Road, Mountain View CA 94043, please visit http://www.viewray.com/contact.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our board of directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Unless the board of directors determines that vacancies (including vacancies created by increases in the number of directors) shall be filled by the stockholders, and except as otherwise provided by law, vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors. A director elected by the board of directors to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.

The board of directors currently consists of nine seated directors, divided into the three following classes:

•	Class I directors: Chris A. Raanes, Aditya Puri and Henry A. McKinnell, Jr., Ph.D., whose current terms will expire at the Annual Meeting;

•	Class II directors: Josh Bilenker, M.D., James F. Dempsey, Ph.D. and Mark S. Gold, M.D., whose current terms will expire at the annual meeting of stockholders to be held in 2017; and

•	Class III directors: David Bonita, M.D., Caley Castelein, M.D. and Brian K. Roberts, whose current terms will expire at the annual meeting of stockholders to be held in 2018.

At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third subsequent annual meeting of stockholders.

Messrs. Raanes and Puri and Dr. McKinnell have been nominated for election at the Annual Meeting to serve as Class I directors. Each director to be elected will hold office from the date of his election by the stockholders until the third subsequent annual meeting of stockholders and until such director’s successor is duly elected and has been qualified, or until such director’s earlier death, resignation or removal.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the board of directors may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. Directors are elected by a plurality of the votes cast at the meeting.

The following table sets forth, for the Class I directors who are standing for election and for our other current directors who will continue in office after the Annual Meeting, information with respect to their position/office held with the Company and their ages as of March 31, 2016:

Name	Age	Position/Office Held With the Company	Director Since
Class I Directors whose terms expire at the 2016 Annual Meeting of Stockholders and who are standing for election at the Annual Meeting
Chris A. Raanes	51	President, Chief Executive Officer and Director	2013
Aditya Puri(1)(2)	45	Director	2015
Henry A. McKinnell, Jr., Ph.D.	73	Director	2016
Class II Directors whose terms expire at the 2017 Annual Meeting of Stockholders
Josh Bilenker, M.D.(2)	44	Director	2008
James F. Dempsey, Ph.D.	45	Chief Scientific Officer and Director	2008
Mark S. Gold, M.D.(3)	66	Director	2004
Class III Directors whose terms expire at the 2018 Annual Meeting of Stockholders
David Bonita, M.D.(1)(3)	40	Director	2008
Caley Castelein, M.D.(2)(3)	45	Director	2008
Brian K. Roberts(1)	45	Director	2015

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.

Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the Annual Meeting. The following includes certain information regarding our directors’ individual experience, qualifications, attributes and skills that led the board of directors to conclude that they should serve as directors.

Nominees for Election to a Three-Year Term Expiring at the 2019 Annual Meeting of Stockholders

Chris A. Raanes has served as our President and Chief Executive Officer and as a member of the board of directors since February 2013. Mr. Raanes brings over 15 years of experience in the private and public medical device field. As our President and Chief Executive Officer, Mr. Raanes has supported our growth and strategic initiatives, including our worldwide commercial expansion of MRIdian. Previously, Mr. Raanes was Executive Vice President from July 2011 to November 2012 and Chief Operating Officer and Senior Vice President from September 2002 to July 2011 at Accuray Incorporated, a medical device company. He also served as Vice President and General Manager, Digital Imaging at PerkinElmer Inc., a healthcare company, from December 1999 to March 2002. Mr. Raanes holds a B.S. and an M.S. in Electrical Engineering from the Massachusetts Institute of Technology. We believe Mr. Raanes is qualified to serve on our board of directors because of his extensive management experience and his expertise in radiation therapy device commercialization and operations.

Aditya Puri has served as a member of our board of directors since February 2015. Mr. Puri has served as an Investments Director at Xeraya Capital, which is responsible for life sciences investments for Khazanah Nasional Berhad, since October 2012. Previously, he was a Director in Khazanah Nasional’s Life Sciences unit since November 2011, which was responsible for Khazanah’s life sciences investments. Prior to that, Mr. Puri consulted part time in the greater Boston area for various healthcare and cleantech startups affiliated with Harvard University and Massachusetts Institute of Technology, or MIT, from 2009 to 2011. Mr. Puri also served as Managing Director of global development at Salary.com from July 2007 to April 2008. Mr. Puri was at the Yankee Group, a global technology research and consulting company, from September 2000 to March 2007, finishing his tenure as a Vice-President and member of the leadership team. Between March 1997 and April 2000, he was at Boston Scientific, a Fortune 500 medical device manufacturer. Mr. Puri serves on several boards of directors of private companies in the investment and healthcare fields. Mr. Puri has a B.S. from the University of Southern Maine and received an M.B.A. from the MIT Sloan School of Management. We believe Mr. Puri is qualified to serve on our board of directors because of his extensive experience in life sciences investment and growth.

Henry A. McKinnell, Jr., Ph.D. has served as a member of our board of directors since April 2016. Dr. McKinnell currently serves as Chairman of the Board of Moody’s Corporation since April 2012, for which he has been a director since October 1997, and Chairman of the Board of the Accordia Global Health Foundation, for which he has been a director since September 2003. Dr. McKinnell served as the Chief Executive Officer of Optimer Pharmaceuticals, Inc. from February 2013 until October 2013, as Chairman of the Board from April 2012 until October 2013 and as a director from January 2011 until October 2013. Dr. McKinnell also served on the Board of Emmaus Life Sciences, Inc. from May 2010 and served as Chairman from May 2011 until leaving the Board in September 2015. He also served as a director of Angiotech Pharmaceuticals, Inc. from May 2008 until 2011. From 1971 until his retirement in 2006, Dr. McKinnell was associated with Pfizer Inc., including serving as Pfizer’s Chief Executive Officer from January 2001 to July 2006 and Chairman of its Board from May 2001 until December 2006. Dr. McKinnell holds a Bachelor’s Degree in business from the University of British Columbia, and M.B.A. and Ph.D. degrees from the Stanford University Graduate School of Business. We believe Dr. McKinnell is qualified to serve on our board of directors because of his extensive experience in life sciences, healthcare, public and private corporations and other business organizations.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE ELECTION OF EACH CLASS I NOMINEE NAMED ABOVE

Directors Continuing in Office Until the 2017 Annual Meeting of Stockholders

James F. Dempsey, Ph.D. has served as our Chief Scientific Officer since founding ViewRay in March 2004. Dr. Dempsey has been a member of the board of directors since January 2008. Dr. Dempsey brings more than 17 years of experience in the field of radiotherapy medical physics to ViewRay. He previously served as a faculty member in the University of Florida Department of Radiation Oncology, as Assistant Professor from July 2001 to July 2007 and Associate Professor from July 2007 to January 2008. Dr. Dempsey holds a B.S. in Radiochemistry from San Jose State University and a Ph.D. in Nuclear Chemistry from Washington University in St. Louis. We believe Dr. Dempsey is qualified to serve on our board of directors based on his in-depth knowledge of our product, business and industry, as well as his expertise in nuclear chemistry and physics and medical physics.

Joshua Bilenker, M.D. has served as a member of our board of directors since January 2008. Dr. Bilenker joined Aisling Capital LLC in April 2006 and has served as an Operating Partner since November 2013. He has served as Chief Executive Officer of Loxo Oncology, Inc., an Aisling Capital LLC portfolio company, since July 2013. Previously, Dr. Bilenker served as a Medical Officer in the Office of Oncology Drug Products at the FDA from August 2004 to April 2006. Dr. Bilenker has served on the boards of directors of Loxo Oncology, Inc. since July 2008, T2 Biosystems, Inc. since August 2011 and Roka Bioscience, Inc. since January 2012, as well as on the boards of directors of several private companies. He is also a board member of the NCCN Foundation and BioEnterprise. Dr. Bilenker holds an A.B. in English from Princeton University and an M.D. from the Johns Hopkins School of Medicine. We believe Dr. Bilenker is qualified to serve on our board of directors based on his oncology background, experience at the FDA and his extensive service as a director or officer of, and as an investor in, other healthcare companies.

Mark S. Gold, M.D. has served as a member of our board of directors since our founding in March 2004. Dr. Gold was a Professor, Distinguished Professor and Chairman of Psychiatry at the University of Florida from 1990 until his retirement in 2014. Dr. Gold has worked for over 40 years in basic science and clinical research, translating neuroscientific research into clinical practice. He has been a consultant and senior advisor to banks and private equity and venture capital firms on medical devices, pharmaceuticals and health care services throughout his career. He was a Founding Director of the Somerset Valley Bank and Somerset Valley Financial from 1991 to 1999. Dr. Gold has served on the board of directors of Axogen, Inc. (formerly LecTec Corporation) since September 2011, where he is the chairman of the governance committee and a member of the audit committee. Dr. Gold is also a member of the boards of directors of Magstim Ltd, Wales, UK and RiverMend Health (UK). We believe Dr. Gold is qualified to serve on our board of directors because of his academic expertise and his extensive research experience across medical specialties and institutions.

Directors Continuing in Office Until the 2018 Annual Meeting of Stockholders

David Bonita, M.D. has served as a member of our board of directors since January 2008. Dr. Bonita has served as a Private Equity Partner at OrbiMed Advisors LLC, or OrbiMed, since June 2013. Dr. Bonita joined OrbiMed in June 2004 as a Private Equity Senior Associate, and was promoted to Private Equity Principal in December 2007. Prior to OrbiMed, he was a corporate finance analyst in the healthcare investment banking group of Morgan Stanley & Co. from February 1998 to July 1999, and a corporate finance analyst in the healthcare investment banking group of UBS AG from August 1997 to February 1998. Dr. Bonita has also served on the board of directors of Loxo Oncology, Inc. since October 2013, as well as on the boards of directors of several private companies. Dr. Bonita holds an A.B. in Biological Sciences from Harvard College and an M.D. and M.B.A. from Columbia University in the City of New York. We believe Dr. Bonita is qualified to serve on our board of directors due to his extensive investment experience in the healthcare industry.

Caley Castelein, M.D. has served as a member of our board of directors since January 2008. Dr. Castelein has served as a Managing Director of Kearny Venture Partners, L.P. since September 2006. Prior to that, Dr. Castelein served as a Managing Director at Thomas Weisel Partners, which was acquired by Stifel, Nicolaus & Company, Incorporated in July 2010, from March 2003 to September 2006. Dr. Castelein has served on the boards of directors of several private companies. Dr. Castelein holds an A.B. in Biological Sciences from Harvard College and an M.D. from the University of California, San Francisco. We believe Dr. Castelein is qualified to serve on our board of directors based on his extensive investment experience in the healthcare industry.

Brian K. Roberts has served as a member of our board of directors since December 2015. Mr. Roberts also served as the Chief Financial Officer at Avedro, Inc., a privately held pharmaceutical and medical device company, since January 2015, and currently serves as the Chief Operating and Financial Officer since December 2015. Prior to Avedro, Mr. Roberts was the Chief Financial Officer at Insulet Corporation, also a medical device company, since March 2009. Mr. Roberts also previously served as the Chief Financial Officer at Jingle Networks from August 2007 to January 2009 and as Chief Financial Officer of Digitas from June 2001 to July 2007. Mr. Roberts has also held finance positions at Idiom Technologies, Inc., the Monitor Group and has served as an auditor with Ernst & Young LLP. He holds a B.S. in Accounting and Finance from Boston College. We believe Mr. Roberts is qualified to serve on the Board because of his over 20 years of financial, operational and strategic experience in private and public companies.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has engaged Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2016, and is seeking ratification of such selection by our stockholders at the Annual Meeting. Deloitte & Touche LLP has audited our financial statements since the year ended December 31, 2010. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm. However, the audit committee is submitting the selection of Deloitte & Touche LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain Deloitte & Touche LLP. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

Audit and Non-Audit Services

The following table provides information regarding the fees incurred to Deloitte & Touche LLP during the years ended December 31, 2015 and 2014. All fees described below were approved by the audit committee.

	Year Ended December 31,
	2015	2014
Audit Fees(1)	$380,100	$348,600
Audit-Related Fees(2)	443,200	609,500
Tax Fees(3)	—	—
All Other Fees(4)	—	—

Total Fees	$823,300	$958,100

(1)	Audit Fees of Deloitte & Touche LLP for 2015 and 2014 were for professional services associated with the annual audit of our consolidated financial statements and the reviews of our interim consolidated financial statements.
(2)	Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” In 2015 and 2014, these fees included work performed in connection with SEC reporting, the issuance of consent and comfort letters in connection with registration statement filings with the SEC and other work related to the same.
(3)	Tax Fees consist of fees for tax compliance, tax advice and tax planning. No such services were incurred in 2015 or 2014.
(4)	All Other Fees include any fees billed that are not audit, audit-related or tax fees. No such services were incurred in 2015 or 2014.

Audit Committee Pre-Approval Policies and Procedures

Before an independent registered public accounting firm is engaged by the Company to render audit or non-audit services, our audit committee must review the terms of the proposed engagement and pre-approve the engagement. The audit committee may delegate authority to one or more of the members of the audit committee to provide such pre-approvals for audit or non-audit services, provided that such person or persons report such pre-approvals to the full audit committee at its next scheduled meeting. Audit committee pre-approval of non-audit services (other than review and attest services) are not required if such services fall within available exceptions established by the SEC.

The audit committee pre-approved all audit, audit-related, tax and other services provided by Deloitte & Touche LLP for 2015 and 2014 and the estimated costs of those services. Actual amounts billed, to the extent in excess of the estimated amounts, were periodically reviewed and approved by the audit committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL NO. 2.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of ViewRay under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The primary purpose of the audit committee is to oversee our financial reporting processes on behalf of our board of directors. The audit committee’s functions are more fully described in its charter, which is available on the “Corporate Governance” section of our investor relations website at http://investors.viewray.com. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management ViewRay’s audited financial statements as of and for the year ended December 31, 2015.

The audit committee has discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 16, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T. In addition, the audit committee discussed with Deloitte & Touche LLP their independence, and received from Deloitte & Touche LLP the written disclosures and the letter required by Ethics and Independence Rule 3526 of the PCAOB. Finally, the audit committee discussed with Deloitte & Touche LLP, with and without management present, the scope and results of Deloitte & Touche LLP’s audit of such financial statements.

Based on these reviews and discussions, the audit committee has recommended to our board of directors that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC. The audit committee also has engaged Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 and is seeking ratification of such selection by the stockholders.

Audit Committee

Brian K. Roberts, Chairman

David Bonita, M.D.

Aditya Puri

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on the “Corporate Governance” section of our investor relations website at http://investors.viewray.com. We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website. The reference to our web address does not constitute incorporation by reference of the information contained at or available through our website.

Corporate Governance Guidelines

We believe in sound corporate governance practices and have adopted formal Corporate Governance Guidelines to enhance our effectiveness. Our board of directors adopted these Corporate Governance Guidelines to ensure that it has the necessary practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices our board of directors follows with respect to board and committee composition and selection, board meetings, Chief Executive Officer performance evaluation and management development and succession planning for senior management, including the Chief Executive Officer position. A copy of our Corporate Governance Guidelines is available on the “Corporate Governance” section of our investor relations website at http://investors.viewray.com.

Director Independence

As required under NASDAQ rules and regulations, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The board of directors consults with the Company’s counsel to ensure that the board of directors’ determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent NASDAQ listing standards, as in effect from time to time.

Consistent with these considerations, our board of directors has determined that all of our directors, other than Mr. Raanes and Dr. Dempsey, qualify as “independent” directors in accordance with the NASDAQ listing requirements. Prior to the Merger, Dinara Akzhigitova was our sole director and was not considered independent because she was an employee of ViewRay. Mr. Raanes and Dr. Dempsey are not considered independent because both are employees of ViewRay. Robert Weisskoff, Ph.D.is no longer a member of our board of directors; however, he served on our board of directors during the 2015 fiscal year and until his resignation in March 2016. Our board of directors has also determined that Dr. Weisskoff qualified as an “independent” director in accordance with the NASDAQ listing requirements. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by NASDAQ rules, our board of directors has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our board of directors considered information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

As required under NASDAQ rules and regulations, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. All of the committees of our board of directors are comprised entirely of directors determined by the board of directors to be independent within the meaning of NASDAQ and SEC rules and regulations applicable to the members of such committees.

Leadership Structure of the Board of Directors

Our amended and restated bylaws and corporate governance guidelines provide our board of directors with flexibility to combine or separate the positions of Chairman of the board and Chief Executive Officer and/or the implementation of a lead director in accordance with its determination that utilizing either structure would be in the best interests of our company.

Our board of directors has concluded that our current leadership structure, in which we do not have a Chairman or lead director, is appropriate at this time. However, our board of directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Role of Board of Directors in Risk Oversight Process

Risk assessment and oversight are an integral part of our governance and management processes. Our board of directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the board of directors at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through our board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure, our audit committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The audit committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related party transactions. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Board Committees

Audit Committee

Our audit committee oversees our corporate accounting and financial reporting process. Among other matters, the audit committee:

•	appoints our independent registered public accounting firm;

•	evaluates the independent registered public accounting firm’s qualifications, independence and performance;

•	determines the engagement of the independent registered public accounting firm;

•	reviews and approves the scope of the annual audit and the audit fee;

•	discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements;

•	approves the retention of the independent registered public accounting firm to perform any proposed permissible audit and non-audit services;

•	monitors the rotation of partners of the independent registered public accounting firm on our engagement team as required by law;

•	is responsible for reviewing our financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;

•	reviews our critical accounting policies and estimates;

•	reviews related party transactions; and

•	annually reviews the audit committee charter and the audit committee’s performance.

The current members of our audit committee are Messrs. Roberts and Puri and Dr. Bonita. Mr. Roberts serves as the chairman of the committee. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and NASDAQ. Our board of directors has determined that Mr. Roberts is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable NASDAQ rules and regulations. Under the rules of the SEC and NASDAQ, members of the audit committee must also meet heightened independence standards. Our board of directors has determined that each of the members of the audit committee meet these heightened independence standards. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ. A copy of the audit committee charter is available to security holders on the “Corporate Governance” section of our investor relations website at http://investors.viewray.com.

Compensation Committee

Our compensation committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The compensation committee reviews and approves corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and sets the compensation of these officers, other than the Chief Executive Officer, based on such evaluations. The board of directors retains the authority to determine and approve, upon the recommendation of the compensation committee, the compensation of the Chief Executive Officer, unless such authority has been delegated to the compensation committee. The compensation committee also approves grants of stock options, restricted stock units and other awards under our stock plans. The compensation committee will review and evaluate, at least annually, the performance of the compensation committee and its members, including compliance of the compensation committee with its charter. The current members of our compensation committee are Drs. Castelein and Bilenker and Mr. Puri. Dr. Castelein serves as the chairman of the committee. Each of the members of our compensation committee is an independent, outside and non-employee director under the applicable rules and regulations of the SEC, NASDAQ and the Internal Revenue Code of 1986, as amended, relating to compensation committee independence. The compensation committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ. A copy of the compensation committee charter is available to security holders on the “Corporate Governance” section of our investor relations website at http://investors.viewray.com.

In 2015, the compensation committee retained Compensia, Inc., a national executive compensation consulting firm, to conduct market research and analysis on our various executive positions, to assist the committee in developing appropriate incentive plans for our executives on an annual basis and to provide the committee with advice and ongoing recommendations regarding material executive compensation decisions. In compliance with the disclosure requirements of the SEC regarding the independence of compensation consultants, the consultant addressed each of the six independence factors established by the SEC with the compensation committee. Its responses affirmed the independence of the consultant on executive compensation matters. Based on this assessment, the compensation committee determined that the engagement of the consultant does not raise any conflicts of interest or similar concerns. The compensation committee also evaluated the independence of other outside advisors to the compensation committee, including outside legal counsel, considering the same independence factors and concluded their work for the compensation committee does not raise any conflicts of interest.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is responsible for making recommendations to our board of directors regarding candidates for directorships and composition and organization of our board of directors. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to our board of directors concerning governance matters. The current members of our nominating and corporate governance committee are Drs. Castelein, Bonita and Gold. Dr. Castelein serves as the chairman of the committee. Each of the members of our nominating and corporate governance committee is an independent director under the applicable rules and regulations of the SEC and NASDAQ relating to nominating and corporate governance committee independence. The nominating and corporate governance committee operates under a written charter. A copy of the nominating and corporate governance committee charter is available to security holders on the “Corporate Governance” section of our investor relations website at http://investors.viewray.com. There are no family relationships among any of our directors or executive officers.

In recommending candidates for election to the board of directors, the independent members of the nominating and corporate governance committee may consider the following criteria, among others: diversity of personal and professional background, perspective and experience; personal and professional integrity, ethics and values; experience in corporate management, operations or finance, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today’s business environment; experience relevant to the Company’s industry and with relevant social policy concerns; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; practical and mature business judgment, including ability to make independent analytical inquiries; promotion of a diversity of business or career experience relevant to the success of the Company. The board of directors evaluates each individual in the context of the board of directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

The nominating and corporate governance committee will consider director candidates recommended by stockholders. For a stockholder to make any recommendation or nomination for election to the board of directors at an annual meeting, the stockholder must provide notice to the Company, which notice must be delivered to, or mailed and received at, the Company’s principal executive offices not less than 90 days and not more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered, or mailed and received, not later than 90 days prior to the date of the annual meeting or, if later, the 10th day following the date on which public disclosure of the date of such annual meeting is made. Further updates and supplements to such notice may be required at the times, and in the forms, required under our bylaws. As set forth in our bylaws, submissions must include the name and address of the proposed nominee, information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election pursuant to Section 14(a) under the Exchange Act of 1934, as amended (the “Exchange Act”), information regarding the proposed nominee’s indirect and direct interests in shares of the Company’s common stock, and a completed and signed questionnaire, representation and agreement of the proposed nominee. Our bylaws also specify further requirements as to the form and content of a stockholder’s notice. We recommend that any stockholder wishing to make a nomination for director review a copy of our bylaws, as amended and restated to date, which is available, without charge, from our Chief Financial Officer, at 2 Thermo Fisher Way, Oakwood Village, Ohio 44146.

Mr. Raanes, was appointed to the board of directors in February 2013 upon his joining ViewRay as our President and Chief Executive Officer and filled a vacancy on the board of directors existing at that time, and therefore is standing for election as a director by stockholders for the first time. Mr. Raanes was recommended to our board of directors and its nominating and corporate governance committee upon the recommendation of certain non-management directors at that time. Mr. Puri was appointed to the board of directors in February 2015 to fill a vacancy on the board of directors created by an increase in the authorized number of directors, and therefore is standing for election as a director by stockholders for the first time. Mr. Puri was recommended to our board of directors and its nominating and corporate governance committee upon the recommendation of certain non-management directors and our chief executive officer. Dr. McKinnell was appointed to the board of directors in April 2016 to fill a vacancy on the board of directors created by the departure of a prior director, and therefore is standing for election as a director by stockholders for the first time. Dr. McKinnell was recommended to our board of directors and its nominating and corporate governance committee upon the recommendation of certain non-management directors and our chief executive officer.

Meetings of the Board of Directors, Board and Committee Member Attendance and Annual Meeting Attendance

On July 23, 2015, ViewRay Technologies, Inc. (f/k/a ViewRay Incorporated) merged with and into ViewRay, Inc., formerly known as Mirax Corp. and formerly a “shell company” under applicable rules of the SEC, with ViewRay Technologies, Inc. surviving the merger as a wholly-owned subsidiary of ViewRay, Inc. During the period from January 1, 2015 through July 23, 2015, the board of directors of ViewRay, Inc. acted by written consent of the sole director two times. On July 23, 2015, we established the audit committee, the compensation committee and the nominating and corporate governance committee. During the period from July 23, 2015 through December 31, 2015, the board of directors of ViewRay, Inc. met four times, the audit committee met once and the compensation committee and the nominating and corporate governance committee did not meet. During the period from July 23, 2015 through December 31, 2015, each board member attended 75% or more of the aggregate of the meetings of the board of directors and of the committees on which he or she served, which occurred while such director was a member of the board of directors and such committees. We encourage all of our directors and nominees for director to attend our annual meetings of stockholders; however, attendance is not mandatory. We did not have an annual meeting of stockholders in 2015.

Stockholder Communications with the Board of Directors

Should stockholders wish to communicate with the board of directors or any specified individual directors, such correspondence should be sent to the attention of our Chief Financial Officer, at 2 Thermo Fisher Way, Oakwood Village, Ohio 44146. The Chief Financial Officer will forward the communication to the members of the board of directors.

Compensation Committee Interlocks and Insider Participation

After its establishment on July 23, 2015, our compensation committee consisted of Drs. Bilenker and Castelein and Mr. Puri. No such member of our compensation committee has at any time been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers on our board of directors or compensation committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

ViewRay, Inc. (f/k/a Mirax Corp.)

Except as described below and except for compensation for employment or services provided in other roles, since the inception of ViewRay, Inc. (f/k/a Mirax Corp.) in September 2013, there has not been, nor is there currently proposed, any transaction to which ViewRay, Inc. is or was a party in which the amount involved exceeds the lesser of $120,000 and 1% of the average of its total assets at year-end for the last two completed fiscal years, and in which any of our current directors, executive officers, holders of more than 5% of any class of our voting securities or any of their respective affiliates or immediate family members, had, or will have, a direct or indirect material interest.

On July 8, 2015, we completed a 1.185763-for-1 forward stock split of our common stock in the form of a dividend with the result that 4,343,339 shares of common stock, par value $0.001 per share, outstanding immediately prior to the stock split became 5,150,176 shares of common stock, par value $0.001 per share, outstanding immediately thereafter. On July 15, 2015, we changed our name to ViewRay, Inc. by filing the Certificate of Amendment to our Articles of Incorporation. Additionally, on July 21, 2015, we changed our domicile from the State of Nevada to the State of Delaware by reincorporation, or the Conversion, and as a result of the Conversion, increased our authorized capital stock from 75,000,000 shares of common stock, par value $0.001 per share, to 300,000,000 shares of common stock, par value $0.01 per share and 10,000,000 shares of “blank check” preferred stock, par value $0.01 per share. Upon effectiveness of the Conversion, our corporate matters and affairs ceased to be governed by the Nevada Revised Statutes and became subject to the General Corporation Law of the State of Delaware. All share and per share numbers in this Report relating to our common stock have been adjusted to give effect to this forward stock split and the Conversion, unless otherwise stated.

On July 23, 2015, our wholly-owned subsidiary, Vesuvius Acquisition Corp., a corporation formed in the State of Delaware on July 16, 2015, or the Acquisition Sub, merged with and into ViewRay Technologies, Inc., a corporation incorporated in 2004 in the State of Florida originally under the name of ViewRay Incorporated, subsequently reincorporated in the State of Delaware in 2007. Pursuant to this transaction, or the Merger, ViewRay Technologies, Inc. was the surviving corporation and became our wholly-owned subsidiary. All of the outstanding capital stock of ViewRay Technologies, Inc. was converted into shares of our common stock, as described in more detail below.

Immediately prior to the closing of the Merger, under the terms of a split-off agreement, or the Split-Off Agreement, and a general release agreement, the Company transferred all of its pre-Merger operating assets and liabilities to its wholly-owned special-purpose subsidiary, Mirax Enterprise Corp., a Nevada corporation, or the Split-Off Subsidiary, formed on July 16, 2015. Thereafter, pursuant to the Split-Off Agreement, the Company transferred all of the outstanding shares of capital stock of the Split-Off Subsidiary to the pre-Merger majority stockholder of the Company, and the former sole officer and director of the Company, in consideration of and in exchange for (i) the surrender and cancellation of an aggregate of 4,150,171 shares of our common stock and (ii) certain representations, covenants and indemnities, together referred to as the Split-Off.

On August 17, 2015, we completed the third and final closing of a private placement offering, or the Private Placement, through which we sold an aggregate of 5,884,504 shares of our common stock at a purchase price of $5.00 per share and raised a total of $26.3 million, net of offering costs.

In conjunction with the Private Placement, in July 2015, we entered into a registration rights agreement with the investors that participated in the Private Placement. Pursuant to the terms of the registration rights agreement, on October 9, 2015 we filed with the SEC a registration statement to register for resale of our common stock, which included all shares issued in the Private Placement, which registration statement was subsequently declared effective as to 38,128,672 shares of our common stock by the SEC on December 31, 2015.

Our certificate of incorporation and bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his, her or its actions in that capacity regardless of whether we would otherwise be permitted to indemnify him, her or it under Delaware law.

In addition to the indemnification required in our certificate of incorporation and bylaws, we have entered into indemnification agreements with each of our directors, officers and certain other employees at this time in the form approved by our board of directors and our stockholders. These agreements provide for the indemnification of our directors, officers and certain other employees for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were our agents.

ViewRay Technologies, Inc. (f/k/a ViewRay Incorporated)

Except as described below and except for compensation for employment or services provided in other roles, since January 1, 2013, ViewRay Technologies, Inc. (f/k/a ViewRay Incorporated) has not been, nor is there currently proposed, any transaction to which ViewRay Technologies, Inc. is or was a party in which the amount involved exceeds the lesser of $120,000 and 1% of the average of its total assets at year-end for the last two completed fiscal years, and in which any of our current directors, executive officers, holders of more than 5% of any class of our voting securities or any of their respective affiliates or immediate family members, had, or will have, a direct or indirect material interest.

Series D-1 Convertible Preferred Stock Financing, Second Tranche

In February 2013, ViewRay amended and restated its Series D-1 convertible preferred stock purchase agreement to issue an additional 330,608 shares of Series D-1 convertible preferred stock at a price per share of $15.12 for aggregate gross consideration of $5.0 million to seven accredited investors. Because the holders of such shares participated in ViewRay’s Series D-2 convertible preferred stock financing, the shares of Series D-1 convertible preferred stock issued in February 2013 were exchanged for shares of ViewRay Series B convertible preferred stock on a 1:1 basis in our recapitalization effected in connection with the issuance of Series D-2 convertible preferred stock in June 2013, or the Recapitalization. The table below sets forth the number of shares of Series D-1 convertible preferred stock sold to our directors, executive officers or holders of more than 5% of ViewRay’s pre-Merger capital stock, or an affiliate or immediate family member thereof. Each outstanding share of ViewRay Series B convertible preferred stock was converted into 2.975 shares of our common stock in connection with the Merger.

Name	Number of Shares of Series D-1 Convertible Preferred Stock	Aggregate Purchase Price($)
OrbiMed Private Investments III, LP(1)	92,570	$1,400,000
F-Prime Capital Partners Healthcare Fund II LP(2)	92,571	1,400,000
Aisling Capital II, LP(3)	92,571	1,400,000
Kearny Venture Partners, L.P.(4)	52,896	799,998

(1)	Includes 91,697 shares purchased by OrbiMed Private Investments III, LP and 873 shares purchased by OrbiMed Associates III, LP. David Bonita, M.D., a member of our board of directors, is a Private Equity Partner at OrbiMed Advisors LLC, which is an entity affiliated with OrbiMed Private Investments III, LP and OrbiMed Associates III, LP. Each of OrbiMed Advisors LLC and Dr. Bonita disclaims beneficial ownership of such shares, except to the extent of its or his pecuniary interest therein, if any.

(2)	Robert Weisskoff, Ph.D., who was a member of our board of directors, is a Partner of Fidelity Biosciences, a division of FMR LLC, which is an entity affiliated with F-Prime Capital Partners Healthcare Fund II LP.
(3)	Joshua Bilenker, M.D., a member of our board of directors, is an Operating Partner of Aisling Capital, LLC, which is an entity affiliated with Aisling Capital II, LP.
(4)	Includes 25,920 shares purchased by Kearny Venture Partners, L.P., 528 shares purchased by Kearny Venture Partners Entrepreneurs’ Fund, L.P. and 26,448 shares purchased by Thomas Weisel Healthcare Venture Partners, L.P. Caley Castelein, M.D., a member of our board of directors, is a Managing Director of Kearny Venture Partners, L.P., which is an entity affiliated with Kearny Venture Partners Entrepreneurs’ Fund, L.P. and was affiliated with Thomas Weisel Healthcare Venture Partners, L.P.

Series D-2 Convertible Preferred Stock Financing

In May and June 2013, ViewRay issued an aggregate of 996,021 shares of Series D-2 convertible preferred stock at a price per share of $15.12 for aggregate gross consideration of $15.3 million to 27 accredited investors. The shares of Series D-2 convertible preferred stock issued in May and June 2013 were immediately exchanged for shares of ViewRay Series B convertible preferred stock in the Recapitalization on a 1:1 basis. The table below sets forth the number of shares of Series D-2 convertible preferred stock sold to our directors, executive officers or holders of more than 5% of ViewRay’s pre-Merger capital stock, or an affiliate or immediate family member thereof. Each outstanding share of ViewRay Series B convertible preferred stock was converted into 2.975 shares of our common stock in connection with the Merger.

Name	Number of Shares of Series D-2 Convertible Preferred Stock	Aggregate Purchase Price($)
OrbiMed Private Investments III, LP(1)	277,713	$4,200,000
F-Prime Capital Partners Healthcare Fund II LP(2)	277,713	4,200,000
Aisling Capital II, LP(3)	277,713	4,200,000
Kearny Venture Partners, L.P.(4)	158,692	2,399,997
Mark Gold, M.D. and affiliates(5)	4,190	63,404

(1)	Includes 275,093 shares purchased by OrbiMed Private Investments III, LP and 2,620 shares purchased by OrbiMed Associates III, LP. David Bonita, M.D., a member of our board of directors, is a Private Equity Partner at OrbiMed Advisors LLC, which is an entity affiliated with OrbiMed Private Investments III, LP and OrbiMed Associates III, LP. Each of OrbiMed Advisors LLC and Dr. Bonita disclaims beneficial ownership of such shares, except to the extent of its or his pecuniary interest therein, if any.
(2)	Robert Weisskoff, Ph.D., who was a member of our board of directors, is a Partner of Fidelity Biosciences, a division of FMR LLC, which is an entity affiliated with F-Prime Capital Partners Healthcare Fund II LP.
(3)	Joshua Bilenker, M.D., a member of our board of directors, is an Operating Partner of Aisling Capital, LLC, which is an entity affiliated with Aisling Capital II, LP.
(4)	Includes 77,760 shares purchased by Kearny Venture Partners, L.P., 1,586 shares purchased by Kearny Venture Partners Entrepreneurs’ Fund, L.P. and 79,346 shares purchased by Thomas Weisel Healthcare Venture Partners, L.P. Caley Castelein, M.D., a member of our board of directors, is a Managing Director of Kearny Venture Partners, L.P., which is an entity affiliated with Kearny Venture Partners Entrepreneurs’ Fund, L.P. and was affiliated with Thomas Weisel Healthcare Venture Partners, L.P.
(5)	Includes 168 shares purchased by Mark Gold, M.D., 2,651 shares purchased by MJSK, Ltd. and 1,371 shares purchased by JMSK, Ltd. Janice Gold, the wife of Mark Gold, M.D., is the President of MJSK, Ltd. Steven Gold, the son of Mark Gold, M.D., is the General Partner of JMSK, Ltd. Mark Gold, M.D. is a member of our board of directors.

Series C Convertible Preferred Stock Financing

In November 2013, ViewRay issued an aggregate of 862,064 shares of Series C convertible preferred stock at a price per share of $17.40 for aggregate gross consideration of $15.0 million to eight accredited investors. Shares of ViewRay Series C convertible preferred stock converted into our common stock on a 1:2.975 basis at the effective time of the Merger. The table below sets forth the number of shares of ViewRay Series C convertible preferred stock sold to our directors, executive officers or holders of more than 5% of ViewRay’s pre-Merger capital stock, or an affiliate or immediate family member thereof.

Name	Number of Shares of Series C Convertible Preferred Stock	Aggregate Purchase Price($)
Royal Seal Holding Co., Limited(1)	287,356	$4,999,999
OrbiMed Private Investments III, LP(2)	160,919	2,800,001
F-Prime Capital Partners Healthcare Fund II LP(3)	160,919	2,800,001
Aisling Capital II, LP(4)	160,919	2,800,001
Kearny Venture Partners, L.P.(5)	91,951	1,599,991

(1)	Philip Yang, who was a member of our board of directors, is Vice President of Cowealth Medical Holding Co. Ltd., which is the sole shareholder of Royal Seal Holding Co., Limited.
(2)	Includes 159,401 shares purchased by OrbiMed Private Investments III, LP and 1,518 shares purchased by OrbiMed Associates III, LP. David Bonita, M.D., a member of our board of directors, is a Private Equity Partner at OrbiMed Advisors LLC, which is an entity affiliated with OrbiMed Private Investments III, LP and OrbiMed Associates III, LP. Each of OrbiMed Advisors LLC and Dr. Bonita disclaims beneficial ownership of such shares, except to the extent of its or his pecuniary interest therein, if any.
(3)	Robert Weisskoff, Ph.D., who was a member of our board of directors, is a Partner of Fidelity Biosciences, a division of FMR LLC, which is an entity affiliated with F-Prime Capital Partners Healthcare Fund II LP.
(4)	Joshua Bilenker, M.D., a member of our board of directors, is an Operating Partner of Aisling Capital, LLC, which is an entity affiliated with Aisling Capital II, LP.
(5)	Includes 45,057 shares purchased by Kearny Venture Partners, L.P., 918 shares purchased by Kearny Venture Partners Entrepreneurs’ Fund, L.P. and 45,976 shares purchased by Thomas Weisel Healthcare Venture Partners, L.P. Caley Castelein, M.D., a member of our board of directors, is a Managing Director of Kearny Venture Partners, L.P., which is an entity affiliated with Kearny Venture Partners Entrepreneurs’ Fund, L.P. and was affiliated with Thomas Weisel Healthcare Venture Partners, L.P.

Convertible Promissory Note Purchase Agreement

In August and November 2014, ViewRay issued convertible promissory notes for an aggregate principal amount of $10.0 million to seven accredited investors. In December 2014, all outstanding principal and interest under the 2014 Notes were converted into 584,675 shares of ViewRay Series C convertible preferred stock at a price of $17.40 per share. See the section below titled “—Series C Convertible Preferred Stock Financing Extension” for further information. Shares of ViewRay Series C convertible preferred stock converted into our common stock on a 1:2.975 basis at the effective time of the Merger. The table below sets forth the principal amount of the convertible promissory notes sold to our directors, executive officers or holders of more than 5% of ViewRay’s pre-Merger capital stock, or an affiliate or immediate family member thereof.

Name	Aggregate Purchase Price($)
OrbiMed Private Investments III, LP(1)	$2,800,001
F-Prime Capital Partners Healthcare Fund II LP(2)	2,800,001
Aisling Capital II, LP(3)	2,800,001
Kearny Venture Partners, L.P.(4)	1,599,997

(1)	Includes convertible promissory notes with an aggregate principal amount of $2,773,586 purchased by OrbiMed Private Investments III, LP and convertible promissory notes with an aggregate principal amount of $26,415 purchased by OrbiMed Associates III, LP. David Bonita, M.D., a member of our board of directors, is a Private Equity Partner at OrbiMed Advisors LLC, which is an entity affiliated with OrbiMed Private Investments III, LP and OrbiMed Associates III, LP. Each of OrbiMed Advisors LLC and Dr. Bonita disclaims beneficial ownership of such shares, except to the extent of its or his pecuniary interest therein, if any.
(2)	Robert Weisskoff, Ph.D., who was a member of our board of directors, is a Partner of Fidelity Biosciences, a division of FMR LLC, which is an entity affiliated with F-Prime Capital Partners Healthcare Fund II LP.
(3)	Joshua Bilenker, M.D., a member of our board of directors, is an Operating Partner of Aisling Capital, LLC, which is an entity affiliated with Aisling Capital II, LP.
(4)	Includes convertible promissory notes with an aggregate principal amount of $784,007 purchased by Kearny Venture Partners, L.P., convertible promissory notes with an aggregate principal amount of $15,990 purchased by Kearny Venture Partners Entrepreneurs’ Fund, L.P. and convertible promissory notes with an aggregate principal amount of $799,999 purchased by Thomas Weisel Healthcare Venture Partners, L.P. Caley Castelein, M.D., a member of our board of directors, is a Managing Director of Kearny Venture Partners, L.P., which is an entity affiliated with Kearny Venture Partners Entrepreneurs’ Fund, L.P. and was affiliated with Thomas Weisel Healthcare Venture Partners, L.P.

Series C Convertible Preferred Stock Financing Extension

In December 2014 and January 2015, ViewRay issued an aggregate of 935,248 shares of its Series C convertible preferred stock at a price per share of $17.40 for aggregate gross consideration of $16.3 million to 10 accredited investors, including the conversion of all outstanding principal and interest under the 2014 Notes into shares of ViewRay Series C convertible preferred stock at a price of $17.40 per share. The aggregate gross consideration received from the sale of Series C convertible preferred stock was $6.1 million, and the aggregate gross consideration received from the conversion of all outstanding principal and interest of the 2014 Notes was $10.2 million. Shares of ViewRay Series C convertible preferred stock converted into our common stock on a 1:2.975 basis at the effective time of the Merger. The table below sets forth the number of shares of ViewRay Series C convertible preferred stock issued to our directors, executive officers or holders of more than 5% of ViewRay’s pre-Merger capital stock, or an affiliate or immediate family member thereof.

Name	Number of Shares of Series C Convertible Preferred Stock	Principal Amount Under 2014 Notes	Accrued Interest Under 2014 Notes	Additional Cash	Aggregate Purchase Price($)(1)
OrbiMed Private Investments III, LP(2)	163,709	$2,800,001	$48,548	$—	$2,848,549
F-Prime Capital Partners Healthcare Fund II LP(3)	163,709	2,800,001	48,548	—	2,848,549
Aisling Capital II, LP(4)	163,709	2,800,001	48,548	—	2,848,549
Kearny Venture Partners, L.P.(5)	93,548	1,599,997	27,742	—	1,627,739
Mark Gold, M.D. and affiliates(6)	5,747	—	—	100,000	100,000

(1)	Includes the outstanding principal amount owed and unpaid accrued interest at a rate of 8% per annum with respect to the Series C convertible preferred stock issued pursuant to the conversion of the 2014 Notes.
(2)	Includes 162,175 shares issued due to conversion of convertible promissory note principal and accrued interest to OrbiMed Private Investments III, LP and 1,544 shares issued due to conversion of convertible promissory note principal and accrued interest to OrbiMed Associates III, LP. David Bonita, M.D., a member of our board of directors, is a Private Equity Partner at OrbiMed Advisors LLC, which is an entity affiliated with OrbiMed Private Investments III, LP and OrbiMed Associates III, LP. Each of OrbiMed Advisors LLC and Dr. Bonita disclaims beneficial ownership of such shares, except to the extent of its or his pecuniary interest therein, if any.

(3)	Includes 163,709 shares issued due to conversion of convertible promissory note principal and accrued interest. Robert Weisskoff, Ph.D., who was a member of our board of directors, is a Partner of Fidelity Biosciences, a division of FMR LLC, which is an entity affiliated with F-Prime Capital Partners Healthcare Fund II LP.
(4)	Includes 163,709 shares issued due to conversion of convertible promissory note principal and accrued interest. Joshua Bilenker, M.D., a member of our board of directors, is an Operating Partner of Aisling Capital, LLC, which is an entity affiliated with Aisling Capital II, LP.
(5)	Includes 45,839 shares issued due to conversion of convertible promissory note principal and accrued interest to Kearny Venture Partners, L.P., 935 shares issued due to conversion of convertible promissory note principal and accrued interest to Kearny Venture Partners Entrepreneurs’ Fund, L.P. and 46,774 shares issued due to conversion of convertible promissory note principal and accrued interest to Thomas Weisel Healthcare Venture Partners, L.P. Caley Castelein, M.D., a member of our board of directors, is a Managing Director of Kearny Venture Partners, L.P., which is an entity affiliated with Kearny Venture Partners Entrepreneurs’ Fund, L.P. and was affiliated with Thomas Weisel Healthcare Venture Partners, L.P.
(6)	Includes 5,747 shares purchased with cash by JMSK, Ltd. Steven Gold, the son of Mark Gold, M.D., is the General Partner of JMSK, Ltd. Mark Gold, M.D. is a member of our board of directors.

In February 2015, ViewRay issued an aggregate of 862,068 shares of its Series C convertible preferred stock at a price of $17.40 per share for aggregate gross consideration of $15.0 million to one accredited investor. Shares of ViewRay Series C convertible preferred stock converted into our common stock on a 1:2.975 basis at the effective time of the Merger. The table below sets forth the number of shares of ViewRay Series C convertible preferred stock issued to our directors, executive officers or holders of more than 5% of ViewRay’s pre-Merger capital stock, or an affiliate or an immediate family member thereof.

Name	Number of Shares of Series C Convertible Preferred Stock	Aggregate Purchase Price($)
Harbour Tycoon Limited(1)	862,068	$15,000,000

(1)	Aditya Puri, a member of our board of directors, is an Investments Director at Xeraya Capital, an affiliate of Harbour Tycoon Limited.

Participation in the Private Placement

Certain of our existing institutional investors, including investors affiliated with certain of our directors, purchased an aggregate of 3,400,003 of shares of our common stock in the Private Placement, for an aggregate purchase price of $17,000,015 based on the offering price of $5.00 per share. Such purchases were made on the same terms as the shares that were sold to other investors in the Private Placement and not pursuant to any pre-existing contractual rights or obligations. See the footnotes to the beneficial ownership table in “Security Ownership of Certain Beneficial Owners and Management” for more details.

License Agreement with University of Florida Research Foundation, Inc.

In December 2004, we entered into a Standard Exclusive License Agreement with Sublicensing Terms with University of Florida Research Foundation, Inc., or UFRF, under which we licensed certain patents from UFRF in exchange for royalty payments and an equity issuance, or the UFRF License Agreement. We entered into an amendment of the UFRF License Agreement in December 2007. Since December 2004, we have paid UFRF $476,000 in royalties and $63,000 in patent and legal fees pursuant to the terms of the UFRF License Agreement. In addition, we have issued 11,312 shares of common stock to UFRF pursuant to the terms of the UFRF License Agreement, which required us to issue UFRF a certain number of shares of common stock upon execution of the UFRF License Agreement, as well as issue UFRF additional shares of common stock to maintain UFRF’s ownership of 5% of our outstanding equity until certain financing conditions were satisfied. We have satisfied these financing conditions and have no further obligations to issue UFRF shares of our common stock pursuant to the terms of the UFRF License Agreement. Prior to the consummation of the Private Placement, UFRF was a beneficial owner of approximately 0.10% of our capital stock on an as-converted basis. In connection with his former employment at the University of Florida and his role in the development of the licensed patents under the UFRF License Agreement, as amended, James F. Dempsey, Ph.D., our Chief Scientific Officer and a member of our board of directors, receives a percentage of the royalty payments we pay to UFRF and is entitled to a percentage of any proceeds from the sale of common stock by UFRF. Specifically, under the University of Florida’s intellectual property policy, Dr. Dempsey is entitled to (i) 40% of any royalty payments we pay to UFRF or proceeds from the sale of common stock by UFRF up to $500 thousand and then (ii) 25% of any royalty payments we pay to UFRF or proceeds from the sale of common stock by UFRF over $500 thousand. Mark Gold, M.D., a member of our board of directors since our founding in March 2004, was a Professor, Distinguished Professor and Chairman of Psychiatry at the University of Florida from 1990 until his retirement in June 2014.

Director and Executive Officer Compensation

Please see “Executive Compensation” and “Director Compensation” for information regarding compensation of directors and executive officers.

Employment Agreements

We have entered into employment agreements with our executive officers. For more information regarding these agreements, see “Executive Compensation—Narrative to 2015 Summary Compensation Table and Outstanding Equity Awards at 2015 Year End.”

Director and Officer Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director (and in certain cases their related venture capital funds) and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Policies and Procedures for Related Party Transactions

Our board of directors has adopted a written related party transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had, has or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. As provided by our audit committee charter, our audit committee will be responsible for reviewing and approving in advance the related party transactions covered by the company’s related transaction policies and procedures.

DIRECTOR COMPENSATION

From our inception to July 23, 2015, no compensation was earned by or paid to Dinara Akzhigitova, who was our sole director. Ms. Akzhigitova resigned as our sole officer and director effective as of July 23, 2015 in connection with the Merger. Prior the Merger in July 2015, ViewRay paid Dr. Gold, who was not affiliated with any of ViewRay’s major investors, an aggregate amount in cash of $12,000 for services in 2015, which represents a quarterly retainer of $2,000 plus $2,000 per board meeting attended. Otherwise, ViewRay did not pay any cash compensation to any of the non-employee members of ViewRay’s board of directors, and ViewRay did not pay director fees to our directors who are ViewRay Incorporated’s employees. However, ViewRay reimbursed ViewRay’s non-employee directors for travel and other necessary business expenses incurred in the performance of their services for ViewRay.

In connection with the Merger, in July 2015, we approved a compensation policy for our non-employee directors, or the Director Compensation Program, who became our directors as a result of the Merger. Pursuant to the Director Compensation Program, each non-employee director receives an annual retainer of $40,000. Any non-employee Chairman will receive an additional annual cash retainer in the amount of $35,000 per year, and a lead independent director, if appointed, will receive an additional annual cash retainer in the amount of $7,500 per year. Non-employee directors receive additional annual retainers of $10,000 for serving on the audit committee (or $20,000 for serving as the chair of the audit committee), $7,000 for serving on the compensation committee (or $15,000 for serving as the chair of the compensation committee) and $5,000 for serving on the nominating and corporate governance committee (or $10,000 for serving as the chair of the nominating and corporate governance committee). Retainers are paid to our non-employee directors quarterly in arrears and are pro-rated for any partial quarter of service.

Notwithstanding our Director Compensation Program, our directors agreed to defer payment of all of their fees earned in 2015 until 2016 at the earliest. As a result, each of our non-employee directors were not paid any amounts in 2015, but instead deferred their payments until a later date.

Under the Director Compensation Program, upon the director’s initial appointment or election to our board of directors, each non-employee director will receive an option to purchase that number of shares of our common stock such that the award has an aggregate grant date fair value equal to $176,400. In addition, each non-employee director who has been serving as a director and will continue to serve as a director immediately following each annual stockholder meeting, will be automatically granted, on the date of such annual stockholder meeting, an option to purchase that number of shares of our common stock such that the award has an aggregate grant date fair value equal to $70,200. The initial option will vest as to 1/36th of the shares on each monthly anniversary of the applicable grant date, subject to continued service through each applicable vesting date, and the annual option will vest as to 1/12th of the shares on each month anniversary of the applicable grant date, subject to continued service through such vesting date. In addition, pursuant to the terms of the Director Compensation Program, all equity awards outstanding and held by a non-employee director will vest in full immediately prior to the occurrence of a change in control (as defined in the applicable equity plan such awards were granted under).

Upon the consummation of the Merger in July 2015, we granted each of ViewRay’s continuing directors, Drs. Bilenker, Bonita, Castelein and Gold and Mr. Puri, an option to purchase 19,556 shares of our common stock at an exercise price per share equal to $5.00. In September 2015, we granted Dr. Weisskoff an option to purchase 19,556 shares of our common stock at an exercise price per share equal to $6.80. Each of the options vests and becomes exercisable in substantially equal monthly installments over the 12 months following the applicable grant date, subject to the individual continuing to provide services to us through the applicable vesting date. In addition, in connection with his appointment to our board in December 2015, we granted Mr. Roberts an option to purchase 19,556 shares of our common stock at an exercise price per share equal to $5.00. Mr. Roberts’ option will vest as to 1/12th of the shares on each monthly anniversary of the applicable grant date, subject to continued service through each applicable vesting date.

2015 Director Compensation Table

The following table sets forth information for the year ended December 31, 2015 regarding the compensation awarded to, earned by or paid to our non-employee directors. Prior to the Merger, we did not pay any compensation to our one director, Dinara Akzhigitova, in fiscal year 2015:

Name of Director	Fees Earned or Paid in Cash ($)(1)		Option Awards(2) ($)	Total ($)
Joshua Bilenker, M.D.	$25,142		$55,199	$80,341
David Bonita, M.D.	28,671		55,199	83,870
Caley Castelein, M.D.	28,671		55,199	83,870
Mark S. Gold, M.D.	31,849	(3)	55,199	87,048
Peter Roemer, Ph.D.(4)	—		—	—
Robert Weisskoff, Ph.D.(5)	12,932		73,897	86,829
Philip Yang(6)	—		—	—
Aditya Puri(7)	25,142		55,199	80,341
Brian K. Roberts(8)	1,315		53,806	55,121

(1)	Amounts shown represent the fees accrued in 2015 under our Director Compensation Program. However, these fees were not paid to our directors and were instead deferred until 2016 at the earliest.
(2)	Amounts shown represent the grant date fair value of stock options granted, as calculated in accordance with ASC Topic 718 excluding the impact of estimated forfeitures related to service-based vesting provisions. See footnote 14 of the financial statements included in our Annual Report on Form 10-K filed March 28, 2016 for the assumptions used in calculating this amount. As of December 31, 2015, each of our non-employee directors held the following outstanding options to purchase shares of our common stock:

Name of Director	Shares Subject to Outstanding Options
Joshua Bilenker, M.D.	19,556
David Bonita, M.D.	19,556
Caley Castelein, M.D.	19,556
Mark S. Gold, M.D.	39,616
Robert Weisskoff, Ph.D	19,556
Aditya Puri	19,556
Brian K. Roberts	19,556

Dr. Roemer and Mr. Yang did not hold any outstanding equity awards as of December 31, 2015 because they resigned their service with us earlier in the year. None of our directors held any other outstanding equity awards as of December 31, 2015.

(3)	For Dr. Gold, this amount also includes $12,000 paid to him for his service as a director on ViewRay prior to the Merger; this amount was not deferred as the other director cash fees were.
(4)	Dr. Roemer resigned from the board of directors effective July 23, 2015.
(5)	Dr. Weisskoff initially resigned from the board of directors effective July 23, 2015, rejoined the Board effective September 4, 2015 and resigned from the Board effective March 30, 2016.
(6)	Mr. Yang resigned from the board of directors effective July 23, 2015.
(7)	Mr. Puri was appointed to our board of directors in February 2015.
(8)	Mr. Roberts was appointed to our board of directors in December 2015.

EXECUTIVE OFFICERS

The following is biographical information for our executive officers, including their ages as of April 1, 2016.

Name	Age	Position(s)
Chris A. Raanes	51	President and Chief Executive Officer
James F. Dempsey, Ph.D.	45	Chief Scientific Officer
D. David Chandler	58	Chief Financial Officer
Michael Cogswell	52	Senior Vice President of Sales
Douglas H. Keare	51	Chief Operating Officer

Chris A. Raanes has served as our President and Chief Executive Officer and as a member of our board of directors since February 2013. Please see Mr. Raanes’ biography set forth above in the section entitled “Proposal 1—Election of Directors.”

James F. Dempsey, Ph.D. has served as our Chief Scientific Officer since founding ViewRay in March 2004. Dr. Dempsey has been a member of the board of directors since January 2008. Please see Dr. Dempsey’s biography set forth above in the section entitled “Proposal 1—Election of Directors.”

D. David Chandler has served as our Chief Financial Officer since November 2010. Mr. Chandler has over 30 years of experience in finance, strategic planning, investor relations and accounting. Before joining ViewRay, Mr. Chandler served as a Practice Manager and consulting Chief Financial Officer with vcfo Holdings, Inc., a financial consulting firm, from October 2007 to November 2010. Prior to that, he served as Chief Operating Officer and Chief Financial Officer of Straitshot Communications, Inc., a network solutions company, from June 2003 to July 2007 and Chief Financial Officer of Stellar One Corporation, a technology company, from July 1998 to April 2003. Prior to Stellar One Corporation, Mr. Chandler held a variety of financing and accounting management roles, including Business Assurance Manager with PricewaterhouseCoopers LLP. Mr. Chandler received a B.A. in Business from the University of Washington, Michael G. Foster School of Business and a B.A. in German from the University of Washington.

Michael Cogswell has served as our Senior Vice President of Sales since April 2016. Before joining ViewRay, he served as Senior Vice President of Sales and Marketing at Mevion Medical Systems, Inc., a global provider of proton therapy systems for use in radiation treatment of cancer patients from January 2012 until March 2016. Prior to this, he served at Elekta AB, a global provider of radiation therapy equipment, as Senior Vice President of Sales for Elekta North America from 2005 to 2011. Prior to Elekta, Mr. Cogswell was instrumental in the growth of IMPAC Medical Systems, serving as Vice President of Sales and in multiple management roles from 1996 through its initial public offering and sale to Elekta in 2005. Mr. Cogswell began his career as a Clinical Radiation Therapist and developed several cancer centers in various regions of the country. Mr. Cogswell received a B.S. from Columbus University and an M.B.A. from Columbus University.

Douglas H. Keare has served as our Chief Operating Officer since April 2015. Mr. Keare has over 20 years of technology and medical device executive experience. Before joining ViewRay, Mr. Keare was doing consulting work with and/or advising a number of startup companies from January 2014 to April 2015. He founded and served as CEO of RallyOn, Inc., a software company focused on corporate health and wellness, from October 2008 to December 2013. Prior to that, Mr. Keare served as Vice President of Customer and Technical Support at Accuray Inc. from December 2002 to January 2007. Mr. Keare also served as the President and Chief Operating Officer for Pricing Dynamics from July 2000 to July 2002. He held several positions at ADAC Laboratories in Customer Support, Operations and Quality from October 1992 to March 1999. As Vice President of Quality, he led ADAC’s successful effort to win the Malcolm Baldridge National Quality Award in 1996. Mr. Keare received a B.A. in Economics from Dartmouth College and an M.B.A. from Stanford University’s Graduate School of Business.

EXECUTIVE COMPENSATION

The following is a discussion and analysis of compensation arrangements of our named executive officers, or NEOs. As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

We seek to ensure that the total compensation paid to our executive officers is reasonable and competitive. Compensation of our executives is structured around the achievement of individual performance and near-term corporate targets as well as long-term business objectives.

Our NEOs for 2015 were as follows:

•	Chris A. Raanes, President and Chief Executive Officer;

•	James F. Dempsey, Ph.D., Chief Scientific Officer; and

•	D. David Chandler, Chief Financial Officer.

2015 Summary Compensation Table

The following table sets forth total compensation paid to our named executive officers for the years ended December 31, 2015 and December 31, 2014. For fiscal year 2014 and the portion of fiscal year 2015 prior to the Merger in July 23, 2015, the amounts for each NEO include compensation received from ViewRay.

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation($)(3)	Total ($)
Chris A. Raanes,	2015	$415,000	$1,317,200	$114,125	$—	$1,846,325
President & Chief Executive Officer	2014	415,000	236,368	155,625	19,731	826,724

James F. Dempsey, Ph.D.,	2015	260,000	790,821	50,050	—	1,100,871
Chief Scientific Officer	2014	260,000	44,999	68,250	53,645	426,894

D. David Chandler,	2015	206,000	268,369	39,655	—	514,024
Chief Financial Officer

(1)	Amounts shown represent the grant date fair value of stock options granted, as calculated in accordance with ASC Topic 718 excluding the impact of estimated forfeitures related to service-based vesting provisions. See footnote 14 of the financial statements included in our Annual Report on Form 10-K filed March 28, 2016 for the assumptions used in calculating this amount.
(2)	Represents amount paid under our cash incentive programs which are earned by our NEOs pursuant to the achievement of certain performance objectives. For fiscal year 2015, these amounts will be paid to our NEOs in early 2016. Please see the descriptions of the annual bonuses paid to our NEOs in “Narrative to 2015 Summary Compensation Table and Outstanding Equity Awards at 2015 Fiscal Year End—Terms and Conditions of Annual Bonuses” below.
(3)	The amounts reported in the All Other Compensation column in 2014 for Mr. Raanes represents commercial air travel of $11,367, and transportation and housing in the greater Cleveland area of $8,364 reimbursed by ViewRay, whereby ViewRay reimbursed the costs incurred by Mr. Raanes for commuting from his residence to ViewRay’s offices in Oakwood Village, Ohio. The travel and housing reimbursements were not in place for Mr. Raanes in fiscal year 2015. For Dr. Dempsey, the amount reported represents the moving reimbursements ViewRay paid to Dr. Dempsey in connection with his relocation to the San Francisco bay area, including $2,796 for travel expenses, $39,461.63 for moving expenses, $7,7923 for temporary housing expenses and $3,594 to cover the taxes Dr. Dempsey incurred in connection with ViewRay’s reimbursement of his moving expenses.

Outstanding Equity Awards at 2015 Fiscal Year End

The following table lists all outstanding equity awards held by our NEOs as of December 31, 2015.

			Option Awards
	Vesting Commencement Date(1)		Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date
Name			Exercisable	Unexercisable
Chris A. Raanes	2/4/2013	(2)	584,794	400,067	$0.70	2/7/2023
	5/13/2013		252,088	138,214	0.75	4/11/2024
	11/13/2013		77,382	71,162	0.75	4/11/2024
	7/23/2015		47,375	407,402	5.00	7/23/2025
James F. Dempsey, Ph.D.	1/8/2008	(2)	75,243	—	0.80	6/17/2018
	6/17/2010	(3)	61,752	—	0.68	6/29/2020
	7/14/2010		197,635	—	0.68	6/29/2020
	3/1/2012		59,315	3,942	0.70	8/8/2022
	5/13/2013		62,115	34,034	0.75	4/11/2024
	11/13/2013		124,063	114,093	0.75	4/11/2024
	7/23/2015		28,445	244,594	5.00	7/23/2025
D. David Chandler	1/1/2010	(2)	128,927	—	0.68	2/4/2021
	3/1/2012		22,856	1,515	0.70	3/1/2022
	5/13/2013		23,954	13,090	0.75	4/11/2024
	11/13/2013		5,413	4,922	0.75	4/11/2024
	7/23/2015		9,655	83,006	5.00	7/23/2025

(1)	Except as otherwise noted, these options vest and become exercisable as to 1/48th of the shares on each monthly anniversary of the vesting commencement date, such that all shares subject to an option will be vested and exercisable on the fourth anniversary of the vesting commencement date, subject to the holder continuing to provide services to us through the applicable vesting date.
(2)	These options vest and become exercisable as to 25% of the shares on the first anniversary of the vesting commencement date and vest and become exercisable as to 1/48th of the shares on each monthly anniversary thereafter, such that all shares subject to an option will be vested on the fourth anniversary of the vesting commencement date, subject to the holder continuing to provide services to us through the applicable vesting date.
(3)	The option vests and becomes exercisable in 36 installments on each monthly anniversary of the vesting commencement date, such that all awards will be vested on the third anniversary of the vesting commencement date, subject to Dr. Dempsey continuing to provide services to the company through such vesting date.

Narrative to 2015 Summary Compensation Table and Outstanding Equity Awards at 2015 Year End

In connection with the Merger, each of the NEOs continues to be employed with us under the terms of their employment agreement or offer letter, as applicable, with ViewRay.

Employment Agreement with Chris A. Raanes

In January 2013, ViewRay entered into an employment agreement with Mr. Raanes, or the Raanes Agreement, to serve as our President and Chief Executive Officer and as a member of our board of directors, providing for base salary, target annual bonus opportunity and standard employee benefit plan participation. Mr. Raanes’ base salary is subject to annual increases in the sole discretion of the board of directors. Mr. Raanes’

base salary for 2015 was $415,000, and he had an annual bonus target of 50% of base salary that is earned based on the achievement of certain milestones. Please see the section below titled “Terms and Conditions of Annual Bonuses” for a further description of the annual bonuses awarded to Mr. Raanes. Under the Raanes Agreement, Mr. Raanes’ employment is terminable at-will. Mr. Raanes has also executed ViewRay’s standard confidential information and invention assignment agreement, which contains certain non-competition covenants.

The Raanes Agreement also provides Mr. Raanes with certain severance and change in control benefits. Mr. Raanes’ was eligible to participate in any carveout plan that ViewRay adopted, with minimum levels of compensation at various transaction price levels as set forth in the Raanes Agreement. ViewRay never adopted any such carveout plan prior to the Merger (and as a result Mr. Raanes was not eligible for any such carveout payments).

In addition, pursuant to the Raanes Agreement, if Mr. Raanes’ employment is terminated without cause or Mr. Raanes resigns for “good reason” (as defined below) at any time three months prior to or 18 months following a change of control, then the vesting and exercisability of Mr. Raanes’ initial option granted under the Raanes Agreement will accelerate in full.

Additionally, in the event that Mr. Raanes is terminated without cause or resigns for good reason, subject to his executing and not revoking a general release of all claims, then Mr. Raanes will become entitled to receive (i) a severance payment equal to 12 months of his annual base salary, payable in substantially equal installments, (ii) a lump sum cash payment equal to a pro-rated portion of his annual performance bonus payable on the later of (a) the annual date bonuses are made to current employees and (b) the first installment payment for the base salary severance, (iii) payment or reimbursement by us of COBRA premiums for up to 12 months, and (iv) accelerated vesting of Mr. Raanes’ option granted under the Raanes Agreement with respect to that number of shares that would have vested had he remained employed with the company for an additional 12 months.

Under the Raanes Agreement, “change of control” means (i) a sale of all or substantially all of the assets of the company and its subsidiaries taken as a whole or (ii) a merger, consolidation or other similar business combination involving the company, if, upon completion of such transaction, the beneficial owners of voting equity securities of the company immediately prior to the transaction beneficially own less than 50% of the successor entity’s voting equity securities; provided that “change of control” will not include a transaction where the consideration received or retained by the holders of the then-outstanding capital stock of the company does not consist primarily of (a) cash or cash equivalent consideration, (b) securities which are registered under the Securities Act or any successor statute thereto, or (c) securities for which the company or any other issuer thereof has agreed, including pursuant to a demand, to file a registration statement within 90 days of completion of the transaction for resale to the public pursuant to the Securities Act.

Under the Raanes Agreement, “cause” means Mr. Raanes’ (i) dishonesty of a material nature; (ii) theft or embezzlement of our funds or assets; (iii) conviction of, or guilty or no contest plea to, a felony charge or misdemeanor involving moral turpitude, or the entry of a consent decree with any governmental body; (iv) noncompliance in any material respect with any laws or regulations, foreign or domestic; (v) violation of any express direction or any rule, regulation or policy established by the board of directors that is consistent with the terms of the Raanes Agreement; (vi) material breach of the Raanes Agreement or material breach of Mr. Raanes’ fiduciary duties to the company; (vii) gross incompetence, gross neglect or gross misconduct in the performance of his duties; or (viii) repeated and consistent failure to perform the duties under the Raanes Agreement during normal business hours except during vacation periods or absences due to temporary illness. If the board of directors determines in good faith that cause exists, Mr. Raanes will be given written notice by the board of directors that provides the factual basis for the determination prior to that determination being final and Mr. Raanes will have 10 business days to respond and to attempt to cure the condition, although no cure period need be offered if the board of directors reasonably determines that the conditions are not subject to cure.

Under the Raanes Agreement, “good reason” means a resignation that occurs within 30 days following Mr. Raanes’ first having knowledge of any (i) material reduction in his base salary, (ii) material breach of the

Raanes Agreement by the company, or (iii) material diminution of Mr. Raanes’ title as Chief Executive Officer or responsibility as Chief Executive Officer imposed by the board of directors (other than in response to an event constituting cause). With respect to subsection (i), any reduction consistent with general reductions in the base salaries of other executives as part of a plan to avoid insolvency or manage any financial distress or hardship of the company will not be deemed to constitute a material reduction in his base salary; and with respect to subsection (ii), good reason will only exist where Mr. Raanes’ has provided the company with written notice of the breach and the company has failed to cure such breach within 10 business days of such written notice.

Offer Letter to James F. Dempsey, Ph.D.

In October 2010, ViewRay entered into an offer letter with Dr. Dempsey that provides for employment at-will and annual base salary, annual target bonus, option awards and certain other benefits. Dr. Dempsey’s base salary for 2015 was $260,000. In addition, for 2015, Dr. Dempsey has an annual target bonus of 35% of base salary awarded based on the achievement of certain milestones. Please see the section titled “Terms and Conditions of Annual Bonuses” below for a further description of the annual bonuses awarded to Dr. Dempsey. His offer letters also contain certain non-disparagement and non-competition restrictive covenants (during Dr. Dempsey’s employment and for 12 months following termination). The offer letter also provides Dr. Dempsey with certain severance and change of control benefits.

In the event that Dr. Dempsey is terminated without cause, subject to executing and not revoking a general release of all claims, then Dr. Dempsey is entitled to receive a severance payment equal to 12 months of his base salary plus his annual bonus for the year preceding the termination date, payable in substantially equal installments over the six-month period following his termination.

“Change of control” has the same meaning as under the Raanes Agreement. “Cause” means Dr. Dempsey’s (i) willful failure to perform his material duties, other than a failure resulting from his complete or partial incapacity due to long-term physical or mental illness or impairment, (ii) willful act that constitutes gross misconduct and that is injurious to the company, (iii) willful breach of a provision of the offer letter, (iv) material or willful violation of a federal or state law or regulation applicable to the business of the company, or (v) conviction or plea of guilty or no contest to a felony.

Offer Letter to D. David Chandler

In October 2010, ViewRay entered into an offer letter with Mr. Chandler that provides for employment at-will and other terms and conditions similar to Dr. Dempsey, except as provided below. Mr. Chandler’s base salary for 2015 was $206,000 and his target annual bonus percentage for 2015 was 35%.

The offer letter also provides Mr. Chandler with certain severance and change of control benefits. In the event Mr. Chandler is terminated without cause or resigns for “good reason” (as defined below) at any time within 12 months following a change of control, then in addition to the severance payments described below, the vesting and exercisability of Mr. Chandler’s option granted under his offer letter will accelerate in full.

In addition, in the event that Mr. Chandler is terminated without cause or resigns for good reason, subject to executing and not revoking a general release of all claims, then Mr. Chandler is entitled to receive a severance payment equal to 12 months of his base salary plus his annual bonus for the year preceding the termination date, payable in substantially equal installments over the six-month period following his termination. “Change of control” has the same meaning as under the Raanes Agreement. “Cause” has the same meaning as under Dr. Dempsey’s offer letter, “Good reason” means the occurrence of one or more of the following conditions, without Mr. Chandler’s consent and without remedy by the company: (i) a material reduction in his compensation, including but not limited to his level of base salary and annual bonus opportunity, other than reductions approved by the board of directors that are applicable to all employees; (ii) a material, non-voluntary, reduction in his authority, duties, position, title or responsibilities or a material, adverse change in his reporting structure; or (iii) a reduction in the kind or level of his benefits to which he was entitled immediately prior to such reduction, other than reductions approved by the board of directors that are applicable to all employees of the company.

Terms and Conditions of Annual Bonuses

For 2015, all of the NEOs were eligible for cash performance-based bonuses pursuant to the achievement of certain performance objectives. The performance targets are approved annually by our board of directors. When determining the 2015 performance bonus program for the NEOs, in late 2014, the board of directors set certain performance goals, using a mixture of performance objectives after receiving input from our Chief Executive Officer. These performance objectives included certain revenue, gross margin, financial and product development measures. There was no specific weighting for each performance goal when determining the overall bonus amount, and instead the board of directors evaluated the overall achievement of all performance goals based on the importance to the success of the company. For each of these performance goals under the annual bonus program, the board of directors set general performance goals, but there was no minimum or maximum achievement for each performance target; instead, the board of directors weighed the achievement, partial achievement or non-achievement for each performance target when deciding the overall achievement level. These performance goals were not expected to be attained based on average or below-average performance. The board of directors intended for the performance targets to require significant effort on the part of the NEOs and, therefore, set these targets at levels they believed would be difficult to achieve, such that average or below-average performance would not satisfy these targets.

Each NEO’s target bonus opportunity is expressed as a percentage of base salary which can be achieved by meeting corporate goals. For each of the NEOs, his target bonus opportunity is originally set in his employment agreement or offer letter, as applicable, with the company as described above. The board of directors reviews these target percentages to ensure they are adequate, and, while reviewing these target percentages the board of directors does not follow a formula but rather uses the factors as general background information prior to determining the target bonus opportunity rates for the participating NEOs. The board of directors sets these rates based on each participating executive’s experience in his role with the company and the level of responsibility held by each executive, which the board of directors believes directly correlates to his ability to influence corporate results. For 2015, the board of directors used a guideline target bonus opportunity of 50% for Mr. Raanes and 35% for Dr. Dempsey and Mr. Chandler.

Corporate goals and performance targets are reviewed and approved by the board of directors prior to any allocation of the annual bonuses. In early 2016, the board of directors reviewed our 2015 company-wide performance with respect to determining bonuses for executive officers and determined achievement of the performance goals at 55%. Following its review and determinations, the board of directors awarded cash bonuses to the NEOs at 55% of their target bonus opportunity ($114,125 for Mr. Raanes, $50,050 for Dr. Dempsey and $39,655 for Mr. Chandler). The NEOs’ 2015 annual bonuses are set forth in the “2015 Summary Compensation Table” above.

Terms and Conditions of Equity Awards

Upon the consummation of the Merger in July 2015, Mr. Raanes, Dr. Dempsey and Mr. Chandler received an option to purchase 454,776, 273,039 and 92,661 shares of our common stock, respectively, at an exercise price per share equal to $5.00. The options will vest and become exercisable in substantially equal monthly installments over the four years following the grant date, subject to the individual continuing to provide services to us through the applicable vesting date.

Terms and Conditions of 401(k) Plan

In June 2008, ViewRay adopted the 401(k) Retirement Savings Plan for employees, which we assumed in connection with the Merger. Under the 401(k) plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit and to have the amount of such reduction contributed to the 401(k) plan. We do not currently make any matching contributions under our 401(k) plan.

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2015, with respect to all of our equity compensation plans in effect on that date.

Plan Category	Number of Securities To be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Stockholders(1)(2)	6,053,672	$2.13	(3)	3,452,589	(4)
Equity Compensation Plans Not Approved by Stockholders	—	—		—

Total	6,053,672	$2.13		3,452,589

(1)	Includes the ViewRay Incorporated 2008 Stock Option and Incentive Plan, or 2008 Plan; the ViewRay, Inc. 2015 Equity Incentive Award Plan, or 2015 Plan; and the ViewRay, Inc. 2015 Employee Stock Purchase Plan, or ESPP.
(2)	The 2015 Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance pursuant to awards under such plan shall be increased on the first day of each year beginning in 2017 and ending in 2026, in each case subject to the approval of the compensation committee of our board of directors on or prior to the applicable date, equal to the lesser of (A) four percent (4%) of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of stock as determined by our board of directors; provided, however, that no more than 15,000,000 shares of stock may be issued upon the exercise of incentive stock options. The ESPP contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance under such plan shall be increased on the first day of each year beginning in 2016 and ending in 2025, in each case subject to the approval of the compensation committee of our board of directors on or prior to the applicable date, equal to the lesser of (A) one percent (1%) of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of stock as determined by our board of directors; provided, however, no more than 1,675,000 shares of stock may be issued under the ESPP.
(3)	Represents the weighted average exercise price of outstanding options under the 2008 Plan and 2015 Plan.
(4)	Includes 285,621 shares that were available for future issuance as of December 31, 2015 under the ESPP, which allows eligible employees to purchase shares of common stock with accumulated payroll deductions.

INFORMATION ABOUT STOCK OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information as to the beneficial ownership of our common stock as of March 31, 2016 for:

•	each person, or group of affiliated persons, known by us to beneficially own more than five percent of our common stock;

•	each named executive officer as set forth in the summary compensation table included in this proxy statement;

•	each of our directors; and

•	all current executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2016, and restricted stock units that vest within 60 days of March 31, 2016, are deemed to be outstanding and to be beneficially owned by the person holding such securities for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Percentage ownership of our common stock in the table is based on 38,216,523 shares of our common stock issued and outstanding on March 31, 2016. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o ViewRay, Inc., 2 Thermo Fisher Way, Oakwood Village, Ohio 44146.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Number of Shares Exercisable Within 60 Days	Number of Shares Beneficially Owned	Percentage of Beneficial Ownership
5% and Greater Stockholders
F-Prime Capital Partners Healthcare Fund II LP(1)	7,989,923	—	7,989,923	20.91%
Entities affiliated with OrbiMed Private Investments III, LP(2)	7,989,916	—	7,989,916	20.91
Aisling Capital II, LP(3)	7,461,923	—	7,461,923	19.53
Harbour Tycoon Limited(4)	3,403,942	—	3,403,942	8.91
Entities affiliated with Kearny Venture Partners, L.P.(5)	2,529,922	—	2,529,922	6.62

Named Executive Officers and Directors
Chris A. Raanes(6)	1,069,909	72,179	1,142,088	2.90
James F. Dempsey, Ph.D.(7)	833,071	25,306	858,377	2.21
D. David Chandler(8)	201,065	5,830	206,895	*
Joshua Bilenker, M.D.(9)	7,474,963	3,258	7,478,221	19.56
David Bonita, M.D.(10)	8,002,956	3,258	8,006,214	20.94
Caley Castelein, M.D.(11)	2,542,962	3,258	2,546,220	6.66
Mark S. Gold, M.D.(12)	133,792	3,454	137,246	*
Henry A. McKinnell, Jr., Ph.D.(13)	0	1,630	1,630	*
Aditya Puri(14)	3,416,982	3,258	3,420,240	8.95
Brian K. Roberts(15)	4,890	3,260	8,150	*
All current directors and executive officers as a group (12 persons)(16)	23,680,590	224,817	23,905,407	59.10

*	Represents beneficial ownership of less than one percent of our outstanding shares of common stock.

(1)	Includes 7,989,923 shares held by F-Prime Capital Partners Healthcare Fund II LP, or F-Prime. Beacon Bioventures Advisors Fund II Limited Partnership, or BBA II, is the general partner of F-Prime. Impresa Management LLC, or Impresa, is the general partner of BBA II. By virtue of these relationships, BBA II and Impresa may be deemed to have voting and investment power over the shares held by F-Prime. Impresa is managed on a day-to-day basis by its President, Paul L. Mucci, and as such, Mr. Mucci may be deemed to have voting and dispositive power with respect to all shares held by F-Prime. Each of the individuals and entities listed above expressly disclaims beneficial ownership of the shares held by F-Prime, except to the extent of any pecuniary interest therein, if any. The address of F-Prime is c/o Fidelity Biosciences, One Main Street, 13th Floor, Cambridge, Massachusetts 02142.
(2)	Includes (i) 7,914,545 shares held by OrbiMed Private Investments III, LP, or OPI III, and (ii) 75,371 shares held by OrbiMed Associates III, LP, or OA III. OrbiMed Capital GP III LLC, or GP III, is the general partner of OPI III. OrbiMed is the managing member of GP III and the general partner of OA III. Samuel D. Isaly is the managing member of and owner of a controlling interest in OrbiMed Advisors LLC, or OrbiMed. By virtue of such relationships, GP III, OrbiMed and Mr. Isaly may be deemed to have voting and investment power over the shares held by OPI III and OA III. David Bonita, M.D., a member of our board of directors, is a Private Equity Partner of OrbiMed. Each of GP III, OrbiMed, Mr. Isaly and Dr. Bonita disclaim beneficial ownership of the shares held by OPI III and OA III, except to the extent of its or his pecuniary interest therein, if any. The address of OrbiMed Investments and OrbiMed Associates is c/o OrbiMed Advisors LLC, 601 Lexington Avenue, 54th Floor, New York, New York 10022.
(3)	Aisling Capital Partners, LP, or Aisling GP, is the general partner of Aisling Capital II, LP, or Aisling. Aisling Capital Partners LLC, or Aisling Partners, is the general partner of Aisling GP. The individual managing members, or the Aisling Managers, of Aisling Partners are Dennis Purcell, Andrew Schiff, M.D. and Steve Elms. By virtue of these relationships, Aisling GP, Aisling Partners and the Aisling Managers may be deemed to have voting and investment power over the shares held by Aisling. Joshua Bilenker, M.D., a member of our board of directors, is an Operating Partner of Aisling Capital, LLC, an affiliate of Aisling. Voting and dispositive decisions with respect to shares held by Aisling are not made by Dr. Bilenker; he disclaims beneficial ownership of the shares held by Aisling, except to the extent of any pecuniary interest therein, if any. The address of Aisling is c/o Aisling Capital, LLC, 888 Seventh Avenue, 30th Floor, New York, New York 10106.
(4)	Includes 3,403,942 shares held by Harbour Tycoon Limited. Aditya Puri, a member of our board of directors, is an Investments Director at Xeraya Capital, an affiliate of Harbour Tycoon Limited. The address of Harbour Tycoon Limited is c/o 2nd Floor, The Grand Pavilion Commercial Centre, 802 West Bay Road, P.O. Box 1338, Grand Cayman KY1-1003, Cayman Islands.
(5)	Includes (i) 2,479,359 shares held by Kearny Venture Partners, L.P., or KVP and (ii) 50,563 shares held by Kearny Venture Partners Entrepreneurs’ Fund, L.P., or KVPE. Caley Castelein, M.D., a member of our board of directors, is a Managing Director of KVP and Kearny Venture Associates, L.L.C., or KVA. KVA is the general partner of each of KVP and KVPE. Voting and dispositive decisions with respect to shares held by KVP and KVPE are made by Dr. Castelein; however, he disclaims beneficial ownership of the shares held by KVP and KVPE, except to the extent of any pecuniary interest therein, if any. The address of KVP and KVPE is c/o Kearny Venture Partners, 88 Kearny Street, Suite 1800, San Francisco, California 94108.
(6)	Consists of 1,142,088 shares that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2016 by Mr. Raanes.
(7)	Consists of (i) 182,602 shares held and (ii) 675,775 shares that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2016 by Dr. Dempsey.
(8)	Consists of 206,895 shares that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2016 by Mr. Chandler.
(9)	Consists of (i) the shares held by Aisling and (ii) 16,298 shares that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2016 by Dr. Bilenker. See footnote 3. Dr. Bilenker disclaims beneficial ownership of the shares held by Aisling, except to the extent of any pecuniary interest therein, if any.

(10)	Consists of (i) the shares held by OPI III and OA III and (ii) 16,298 shares that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2016 by Dr. Bonita. See footnote 2.
(11)	Consists of (i) the shares held by KVP and KVPE and (ii) 16,298 shares that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2016 by Dr. Castelein. See footnote 5. Dr. Castelein disclaims beneficial ownership of the shares held by KVP and KVPE, except to the extent of any pecuniary interest therein, if any.
(12)	Consists of (i) 3,206 shares held by Dr. Gold, (ii) 54,129 shares held by MJSK, Ltd., (iii) 44,837 shares held by JMSK, Ltd. and (iv) 35,074 shares that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2016 by Dr. Gold. Janice Gold, the wife of Dr. Gold, is the President of MJSK, Ltd., and Steven Gold, the son of Dr. Gold, is the General Partner of JMSK, Ltd. Voting and dispositive decisions with respect to shares held by MJSK, Ltd. and JMSK, Ltd. are not made by Dr. Gold; he disclaims beneficial ownership of the shares held by MJSK, Ltd. and JMSK, Ltd. except to the extent of any pecuniary interest therein, if any.
(13)	Dr. McKinnell was appointed to our Board in April 2016. Consists of 1,630 shares that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2016 by Dr. McKinnell.
(14)	Consists of (i) the shares held by Harbour Tycoon Limited and (ii) 16,298 shares that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2016 by Mr. Puri. See footnote 4.
(15)	Consists of 8,150 shares that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2016 by Mr. Roberts.
(16)	Includes 23,905,407 shares beneficially owned by our executive officers and directors, which includes 21,385,703 shares held by entities affiliated with certain of our directors and 224,817 shares that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2016.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. During fiscal year 2015, we did not have a class of equity securities registered pursuant to Section 12 of the Exchange Act, and therefore our directors, executive officers, and persons owning more than 10 percent of our equity securities were not required to file Section 16(a) forms, or furnish any copies thereof to us.

ADDITIONAL INFORMATION

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are ViewRay stockholders may be “householding” our proxy materials. A single proxy statement and annual report may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, (2) direct your written request to: Investor Relations, ViewRay, Inc., 2 Thermo Fisher Way, Oakwood Village, Ohio 44146 or (3) contact our Investor Relations department by telephone at 1-844-674-3426. Stockholders who currently receive multiple copies of the proxy statement and annual report at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement and annual report to a stockholder at a shared address to which a single copy of the documents was delivered.

Other Matters

As of the date of this Proxy Statement, the board of directors does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

Annual Reports

Our 2015 Annual Report on Form 10-K (which is not a part of our proxy soliciting materials) will be mailed with this Proxy Statement to those stockholders that request and receive a copy of the proxy materials in the mail. Stockholders that received the Notice of Internet Availability of Materials can access the Annual Report and this Proxy Statement on the website referenced on the Notice of Internet Availability of Materials. The Annual Report and this Proxy Statement are also available on the “SEC Filings” section of our investor relations website at http://investors.viewray.com and at the SEC’s website at www.sec.gov. Please note that the information on our website is not part of this Proxy Statement.

Upon written request by an ViewRay stockholder, we will mail without charge a copy of our 2015 Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to our Chief Financial Officer, 2 Thermo Fisher Way, Oakwood Village, Ohio 44146.

By Order of the Board of Directors

/s/ Chris A. Raanes
Chris A. Raanes President and Chief Executive Officer

April 29, 2016

VIEWRAY, INC. 2 THERMO FISHER WAY OAKWOOD VILLAGE, OH 44146    VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.    TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For    Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1A. Chris A. Raanes 2A. Aditya Puri 3A. Henry A. McKinnell, Jr. The Board of Directors recommends you vote FOR the following: 1. To elect three directors to hold office until the 2019 annual meeting of stockholders and until their successors are duly elected and qualified. Nominees The Board of Directors recommends you vote FOR the following proposal: 2. To ratify the selection, by the audit committee by our board of directors, of Deloitte & Touche LLP, as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2016. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000292314_1 R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com .    VIEWRAY, INC. Annual Meeting of Stockholders June 20, 2016 8:30 AM This proxy is solicited by the Board of Directors The stockholders hereby appoint Chris A. Raanes and D. David Chandler, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of VIEWRAY, INC. that the stockholders are entitled to vote at the Annual Meeting of stockholders to be held at 8:30 AM PT on June 20, 2016, at ViewRay’s Offices, 815 E. Middlefield Road, Mountain View, CA, 94043, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side    0000292314_2    R1.0.1.25